SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K


CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934.



Date of report (Date of earliest event reported): June 28, 2002




Sonic Jet Performance, Inc.
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(Exact Name of Registrant as Specified in Its Charter)


Colorado                               	84-1383888
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(State or Other Jurisdiction of          	(I.R.S. Employer identification No.)
Incorporation or Organization)

15662 Commerce Lane, Huntington Beach, CA.     92649
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(Address of principal executive offices)           (ZIP Code)


(714) 895-0944
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(Registrant's Telephone Number, Including Area Code)


Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)
















ITEM 1.           CHANGE IN CONTROL OF REGISTRANT

                           NONE


ITEM  2.          ACQUISITION OR DISPOSAL OF ASSETS

  	On June 13, 2002, Sonic Jet Performance, Inc.
("Sonic Jet")Entered into a Stock Purchase Agreement with
Technical Solutions G, Inc. a Nevada Corporation ("TSG"),
Garth Barrett, an individual, and TS Group, LLC, a Texas Limited Liability Company (hereinafter collectively known as the "Seller") whereby Sonic Jet purchased
100% of the issued and outstanding common stock from.

	In exchange for the Common Stock of Seller, Sonic Jet agrees to deliver Four Hundred Thousand
Dollars ($400,000) of working capital and exchange six million shares (6,000,000) of Sonic Jet. The shares will be allocated as follows:

	(i)Garth Barrett, to receive 2,000,000
share of Sonic Jet Common Stock in exchange for 8,000 shares of TSG Common Stock.

(ii) TS Group, LLC to receive (4,000,000) share of Sonic Jet Common Stock which is subject to a security interest from a note due to TSG from TS Group.

As a result of the transactions TSG will become a wholly owned subsidiary of Sonic Jet. TSG manufactures a line of specialty vehicles for the military and law enforcement markets. Sonic and Shareholders agree that the structure for the acquisition of TSG shares by Sonic will be deemed a tax-free transaction.


ITEM  3.          BANKRUPTCY OR RECEIVERSHIP

                           NONE


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTING

                           NONE


ITEM 5.  OTHER EVENTS

                           NONE


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS


         		    NONE


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.


(b) Pro forma financial information:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(c) Exhibits:

2.1 Stock Purchase Agreement between, Sonic Jet
Performance, Inc., a Colorado corporation ("Sonic"), and Technical Solutions Group, Inc.
a Nevada Corporation ("TSG"), Garth Barrett, an individual, and TS Group, LLC, a Texas
Limited Liability Company (collectively referred to as the "Sellers").




ITEM 8.  CHANGE IN FISCAL YEAR

         None.


ITEM 9.  REGULATION FD DISCLOSURE

         None.








                                   SIGNATURES

         Pursuant to the requirements of the
Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by theTundersigned, thereunto duly authorized.

     SONIC JET PERFORMANCE, INC.

     By: /s/ Madhava Rao Mankal
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	 Date:  June 28, 2002
            Madhava Rao Mankal,
            Chief Financial Officer/Secretary